UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015 (September 11, 2015)

First Data Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

225 Liberty Street, 29th Floor
New York, New York 10281 (Address of principal executive offices, including zip code)

(800) 735-3362
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On September 11, 2015, Himanshu A. Patel was appointed as Executive Vice President, Chief Financial Officer of First Data Corporation (“First Data”), effective as of September 14, 2015. Mr. Patel previously was First Data’s Executive Vice President, Strategy, Planning and Business Development and served in that role since joining First Data in June 2013. Before joining First Data, he served in various roles at JPMorgan Chase & Co. (“J.P. Morgan”) since 1997, including as a Managing Director from 2011 to 2013 leading strategy for the mortgage banking division and as a Senior Equity Analyst from 2001 to 2011.

There are no arrangements or understandings between Mr. Patel and any other persons pursuant to which he was elected to serve as an executive officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: September 17, 2015	By:	/s/ Stanley J. Andersen
Stanley J. Andersen Vice President and Assistant Secretary